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Exhibit 99.1
BJ’s Wholesale Club Holdings, Inc. Announces Fourth Quarter and Fiscal 2021 Results
Transformational Year Capped by Robust Financial Performance

Fourth Quarter of Fiscal 2021 Highlights
•Total comparable club sales increased by 8.8%, reflecting two-year stacked comp of 21.8%.
•Comparable club sales, excluding gasoline sales, increased by 0.9%, reflecting two-year stacked comp of 16.8%.
•Digitally-enabled sales growth was 19%, reflecting two-year stacked comp growth of 187%.
•Earnings per diluted share of $0.78 reflects a 13.0% year-over-year increase.
•Adjusted earnings per diluted share of $0.80 reflects a 14.3% year-over-year increase.
•Net cash provided by operating activities was $98.5 million.
•Announced agreement to acquire four distribution centers and related private transportation fleet from Burris Logistics, which is expected to bring end-to-end perishable supply chain in-house.
Westborough, Mass. (March 3, 2022) – BJ’s Wholesale Club Holdings, Inc. (NYSE: BJ) (the "Company") today announced its financial results for the thirteen and fifty-two weeks ended January 29, 2022.

"2021 was the best year in the company’s history. Our strong financial results were underpinned by continued membership base expansion, a growing digital business and significant progress on key initiatives such as our real estate pipeline,” said Bob Eddy, President and Chief Executive Officer, BJ’s Wholesale Club. “We remain focused on our strategic priorities to drive long-term growth: attracting and retaining high-quality members, delivering value, improving convenience through our digital offerings and expanding our footprint. The future of our company is bright.”

Key Measures for the Thirteen Weeks Ended January 29, 2022 (Fourth Quarter of Fiscal 2021) and for the Fifty-Two Weeks Ended January 29, 2022 (Fiscal 2021):
BJ'S WHOLESALE CLUB HOLDINGS, INC.
(Amounts in thousands, except per share amounts)

	13 Weeks Ended January 29, 2022	13 Weeks Ended January 30, 2021	% Growth	52 Weeks Ended January 29, 2022	52 Weeks Ended January 30, 2021	% Growth
Net sales	$4,263,535	$3,860,510	10.4%	$16,306,365	$15,096,913	8.0%
Membership fee income	94,303	86,103	9.5%	360,937	333,104	8.4%
Total revenues	4,357,838	3,946,613	10.4%	16,667,302	15,430,017	8.0%

Operating income	157,129	144,692	8.6%	617,323	642,392	(3.9)%
Income from continuing operations	107,575	95,889	12.2%	426,760	421,182	1.3%
Adjusted EBITDA (a)	228,601	204,518	11.8%	879,550	857,492	2.6%
Net income	107,568	95,882	12.2%	426,652	421,030	1.3%
EPS (b)	0.78	0.69	13.0%	3.09	3.03	2.0%
Adjusted net income (a)	109,905	97,199	13.1%	448,859	428,952	4.6%
Adjusted EPS (a)	0.80	0.70	14.3%	3.25	3.09	5.2%
Basic weighted average shares outstanding	134,731	135,636	(0.7)%	135,386	136,111	(0.5)%
Diluted weighted average shares outstanding	137,314	138,496	(0.9)%	138,045	138,876	(0.6)%
(a)See “Note Regarding Non-GAAP Financial Information.”
(b)EPS represents earnings per diluted share.
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Additional Highlights:
•Total comparable club sales increased by 8.8% in the fourth quarter of fiscal 2021 compared to the fourth quarter of fiscal 2020. Excluding the impact of gasoline sales, comparable club sales increased by 0.9% in the fourth quarter of fiscal 2021 compared to the fourth quarter of fiscal 2020. Comparable club sales increased by 6.5% in fiscal 2021 compared to fiscal 2020, reflecting a two-year stacked comp increase of 22.4%. Excluding the impact of gasoline sales, comparable club sales decreased by 0.5% in fiscal 2021 compared to fiscal 2020, reflecting a two-year stacked comp increase of 20.8%.
•Gross profit increased to $797.2 million in the fourth quarter of fiscal 2021 from $742.6 million in the fourth quarter of fiscal 2020. Merchandise gross margin rate, which excludes gasoline sales and membership fee income, increased 10 basis points over the fourth quarter of fiscal 2020. Gross profit increased to $3,078.7 million in fiscal 2021 from $2,979.0 million in fiscal 2020. Merchandise gross margin rate, which excludes gasoline sales and membership fee income, increased by approximately 20 basis points over fiscal 2020. Merchandise margins benefited from the mix of our general merchandise sales, improved private label penetration and continued execution of our category profitability improvement initiatives, partially offset by increased freight costs and price investments in inflationary categories.
•Selling, general and administrative expenses ("SG&A") increased to $630.5 million in the fourth quarter of fiscal 2021 compared to $593.3 million in the fourth quarter of fiscal 2020. The increase was primarily driven by $13.6 million in investments in club team member wages, depreciation and amortization expense and other expenses related to volume and continued investments to drive strategic priorities. SG&A increased to $2,446.5 million in fiscal 2021 compared to $2,326.8 million in fiscal 2020. The increase was primarily driven by $43.1 million in investments in club team member wages, in addition to $19.3 million in occupancy costs, $17.5 million of accelerated stock-based compensation expense related to a former executive, increased depreciation and amortization and other operating costs related to volume and continued investments to drive strategic priorities.
•Operating income increased to $157.1 million, or 3.6% of total revenues, in the fourth quarter of fiscal 2021 compared to $144.7 million, or 3.7% of total revenues, in the fourth quarter of fiscal 2020. Operating income decreased to $617.3 million, or 3.7% of total revenues, in fiscal 2021 compared to $642.4 million, or 4.2% of total revenues, in fiscal 2020.
•Adjusted EBITDA increased 11.8% to $228.6 million in the fourth quarter of fiscal 2021, compared to $204.5 million in the fourth quarter of fiscal 2020. Adjusted EBITDA increased 2.6% to $879.6 million in fiscal 2021 compared to $857.5 million in fiscal 2020.
•Income tax expense increased to $37.7 million in the fourth quarter of fiscal 2021 compared to $32.9 million in the fourth quarter of fiscal 2020, primarily due to higher pre-tax book income in the fourth quarter of fiscal 2021. Income tax expense decreased to $131.1 million in fiscal 2021 compared to $136.8 million in fiscal 2020, primarily due to higher excess tax benefits from stock based compensation in fiscal 2021. The increase in excess tax benefits resulted from increased share price and one-time exercises related to a former executive.
•On November 16, 2021, the Company’s Board of Directors approved a new share repurchase program. The authorization allows the Company to repurchase up to $500.0 million of its outstanding common stock. The Company repurchased 700,967 shares of common stock, totaling $44.2 million, in the fourth quarter of fiscal 2021, including 249,625 shares totaling $15.3 million under the previously approved repurchase program which expired in the fourth quarter of fiscal 2021. In fiscal 2021, the Company repurchased 3,331,956 shares of common stock, totaling $179.2 million, including 2,880,614 shares totaling $150.4 million under the previously approved repurchase program which expired in the fourth quarter of fiscal 2021.

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Fiscal 2022 Ending January 28, 2023 Outlook
“There continue to be several unknowns that make for significant variability as we look to frame guidance for the coming year. Among the most significant are headwinds that could materialize as we anniversary unprecedented levels of government aid and stimulus efforts. As an offset on the top line, we’re experiencing some of the highest levels of inflation that we’ve seen in several decades,” said Laura Felice, Executive Vice President, Chief Financial Officer, BJ’s Wholesale Club.
With these uncertainties in mind, the Company offers the following guidance details for fiscal 2022:
•Merchandise comparable club sales to increase in the low-single digit range
•Net sales to increase in the mid-single digit range
•Membership fee income to grow in the mid-single digit range
•Merchandise margins to remain flat year over year
•Excess gas margin of approximately $40 million due to market conditions in 2021 to unwind
•EPS to remain flat year over year after giving effect to the pending Burris acquisition of assets
Burris deal anticipated to close in the second quarter and to yield approximately $0.07 in EPS
•Capital expenditures of approximately $350 million
Conference Call Details
A conference call to discuss the fourth quarter of fiscal 2021 financial results is scheduled for today, March 3, 2022, at 8:30 A.M. Eastern Time. Investors and analysts interested in participating in the call are invited to dial 844-200-6205 (international callers please dial 929-526-1599) approximately 10 minutes prior to the start of the call and reference conference ID 442374. A live audio webcast of the conference call will be available online at https://investors.bjs.com.
A recorded replay of the conference call will be available within two hours of the conclusion of the call and can be accessed both online at https://investors.bjs.com and by dialing 929-458-6194 or 866-813-9403 and referencing conference ID 075344. The recorded replay will be available for one week and an online archive of the webcast will be available for one year.
About BJ’s Wholesale Club Holdings, Inc.
Headquartered in Westborough, Massachusetts, BJ's Wholesale Club Holdings, Inc. is a leading operator of membership warehouse clubs in the Eastern United States. The company currently operates 226 clubs and 157 BJ's Gas® locations in 17 states.
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Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including, without limitation, statements regarding our strategic priorities; our anticipated fiscal 2022 outlook; the expected acquisition of assets of Burris Logistics, and our future progress, as well as statements that include the words “expect,” “intend,” “plan,” “believe,” “project,” “forecast,” “estimate,” “may,” “should,” “anticipate” and similar statements of a future or forward-looking nature. These forward-looking statements are based on management’s current expectations. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to: uncertainties in the financial markets, consumer and small business spending patterns and debt levels; our dependence on having a large and loyal membership; domestic and international economic conditions, including inflation and exchange rates; our ability to procure the merchandise we sell at the best possible prices; the effects of competition and regulation; our dependence on vendors to supply us with quality merchandise at the right time and at the right price; breaches of security or privacy of member or business information; conditions affecting the acquisition, development, ownership or use of real estate; our capital spending; actions of vendors; our ability to attract and retain a qualified management team and other team members; costs associated with employees (generally including health care costs), energy and certain commodities, geopolitical conditions (including tariffs); the risks and uncertainties related to the impact of the COVID-19 pandemic, including the duration, scope and severity of the pandemic, federal, state and local government actions or restrictive measures implemented in response to COVID-19, the effectiveness of such measures, as well as the effect of any relaxation or revocation of current restrictions, and the direct and indirect impact of such measures; changes in our product mix or in our revenues from gasoline sales; our failure to successfully maintain a relevant omnichannel experience for our members; risks related to our growth strategy to open new clubs; risks related to our e-commerce business; our ability to close the Burris acquisition on the terms negotiated, or at all; our ability to realize the anticipated benefits of the Burris acquisition; and other important factors discussed under the caption “Risk Factors” in our Form 10-K filed with the U.S. Securities and Exchange Commission (“SEC”) on March 19, 2021, which is accessible on the SEC’s website at www.sec.gov. These and other important factors could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. Any such forward-looking statements represent management’s estimates as of the date of this press release. While we may elect to update such forward-looking statements at some point in the future, unless required by law, we disclaim any obligation to do so, even if subsequent events cause our views to change. Thus, one should not assume that our silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.
Non-GAAP Financial Measures
We refer to certain financial measures that are not recognized under United States generally accepted accounting principles (“GAAP”). Please see “Note Regarding Non-GAAP Financial Information" and “Reconciliation of GAAP to Non-GAAP Financial Information” below for additional information and a reconciliation of the Non-GAAP financial measures to the most comparable GAAP financial measures.
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BJ'S WHOLESALE CLUB HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands, except per share amounts)
(Unaudited)

	13 Weeks Ended January 29, 2022	13 Weeks Ended January 30, 2021	52 Weeks Ended January 29, 2022	52 Weeks Ended January 30, 2021
Net sales	$4,263,535	$3,860,510	$16,306,365	$15,096,913
Membership fee income	94,303	86,103	360,937	333,104
Total revenues	4,357,838	3,946,613	16,667,302	15,430,017
Cost of sales	3,560,621	3,204,019	13,588,612	12,451,061
Selling, general and administrative expenses	630,451	593,273	2,446,465	2,326,755
Pre-opening expense	9,637	4,629	14,902	9,809
Operating income	157,129	144,692	617,323	642,392
Interest expense, net	11,877	15,918	59,444	84,385
Income from continuing operations before income taxes	145,252	128,774	557,879	558,007
Provision for income taxes	37,677	32,885	131,119	136,825
Income from continuing operations	107,575	95,889	426,760	421,182
Loss from discontinued operations, net of income taxes	(7)	(7)	(108)	(152)
Net income	$107,568	$95,882	$426,652	$421,030
Income per share attributable to common stockholders - basic:
Income from continuing operations	$0.80	$0.71	$3.15	$3.09
Loss from discontinued operations	—	—	—	—
Net income	$0.80	$0.71	$3.15	$3.09
Income per share attributable to common stockholders - diluted:
Income from continuing operations	$0.78	$0.69	$3.09	$3.03
Loss from discontinued operations	—	—	—	—
Net income	$0.78	$0.69	$3.09	$3.03
Weighted average number of shares outstanding:
Basic	134,731	135,636	135,386	136,111
Diluted	137,314	138,496	138,045	138,876
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BJ'S WHOLESALE CLUB HOLDINGS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in thousands, except per share amounts)
(Unaudited)

	January 29, 2022	January 30, 2021
ASSETS
Current assets:
Cash and cash equivalents	$45,436	$43,518
Accounts receivable, net	173,951	172,719
Merchandise inventories	1,242,935	1,205,695
Prepaid expense and other current assets	54,734	48,649
Total current assets	1,517,056	1,470,581

Operating lease right-of-use assets, net	2,159,571	2,058,763
Property and equipment, net	942,331	797,789
Goodwill	924,134	924,134
Intangibles, net	124,640	135,123
Deferred taxes	5,507	5,737
Other assets	23,240	19,403
Total assets	$5,696,479	$5,411,530

LIABILITIES
Current liabilities:
Current portion of long-term debt	$—	$260,000
Current portion of operating lease liabilities	141,453	131,513
Accounts payable	1,112,783	988,074
Accrued expenses and other current liabilities	748,245	651,625
Total current liabilities	2,002,481	2,031,212

Long-term lease liabilities	2,087,345	1,988,840
Long-term debt	748,568	846,175
Deferred income taxes	52,850	45,096
Other noncurrent liabilities	157,127	180,880

STOCKHOLDERS' EQUITY	648,108	319,327
Total liabilities and stockholders' equity	$5,696,479	$5,411,530
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BJ'S WHOLESALE CLUB HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in thousands, except per share amounts)
(Unaudited)

	52 Weeks Ended January 29, 2022	52 Weeks Ended January 30, 2021
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$426,652	$421,030
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	180,548	167,454
Amortization of debt issuance costs and accretion of original issue discount	3,387	4,362
Debt extinguishment charges	657	4,077
Stock-based compensation expense	53,837	32,150
Deferred income tax benefit	(507)	(9,197)
Changes in operating leases and other non-cash items	9,226	9,389
Increase (decrease) in cash due to changes in:
Accounts receivable	(1,232)	33,634
Merchandise inventories	(37,240)	(124,193)
Accounts payable	124,709	201,663
Accrued expenses	81,419	97,690
Other operating assets and liabilities, net	(9,801)	30,487
Net cash provided by operating activities	831,655	868,546
CASH FLOWS FROM INVESTING ACTIVITIES
Additions to property and equipment, net of disposals and proceeds from sale leaseback transactions	(304,511)	(192,440)
Net cash used in investing activities	(304,511)	(192,440)
CASH FLOWS FROM FINANCING ACTIVITIES
Payments on First Lien Term Loan	(100,000)	(513,297)
Payments on ABL Facility	(260,000)	(68,000)
Dividends paid	(25)	(25)
Net cash received from stock option exercises	18,713	17,985
Net cash received from Employee Stock Purchase Program (ESPP)	3,822	2,676
Acquisition of treasury stock	(194,316)	(106,203)
Net proceeds from financing obligations	7,692	5,056
Other financing activities	(1,112)	(984)
Net cash used in financing activities	(525,226)	(662,792)
Net increase in cash and cash equivalents	1,918	13,314
Cash and cash equivalents at beginning of period	43,518	30,204
Cash and cash equivalents at end of period	$45,436	$43,518
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Note Regarding Non-GAAP Financial Information
This press release includes financial measures that are not calculated in accordance with GAAP, including adjusted net income, adjusted net income per diluted share, adjusted EBITDA, free cash flow, net debt and net debt to last twelve months (“LTM”) adjusted EBITDA.
We define adjusted net income as net income attributable to common stockholders adjusted for: stock-based compensation related to acceleration of stock awards; acquisition and integration costs; incremental home office expense; severance charges; expenses related to debt payments; loss on cash flow hedge; and the tax impact of the foregoing adjustments on net income.
We define adjusted net income per diluted share as adjusted net income divided by the weighted-average diluted shares outstanding.
We define adjusted EBITDA as income from continuing operations before interest expense, net, provision for income taxes and depreciation and amortization, adjusted for the impact of certain other items, including: stock-based compensation expense; pre-opening expenses; acquisition and integration costs; non-cash rent; severance and other adjustments.
We define free cash flow as net cash provided by operating activities less additions to property and equipment, net of disposals, plus proceeds from sale leaseback transactions.
We define net debt as total debt outstanding less cash and cash equivalents.
We define net debt to LTM adjusted EBITDA as net debt at the balance sheet date divided by adjusted EBITDA for the trailing twelve-month period.
We present adjusted net income, adjusted net income per diluted share and adjusted EBITDA, which are not recognized financial measures under GAAP, because we believe such measures assist investors and analysts in comparing our operating performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core operating performance. In addition, adjusted EBITDA excludes pre-opening expenses, because we do not believe these expenses are indicative of the underlying operating performance of our clubs. The amount and timing of pre-opening expenses are dependent on, among other things, the size of new clubs opened and the number of new clubs opened during any given period.
Management believes that adjusted net income, adjusted net income per diluted share and adjusted EBITDA are helpful in highlighting trends in our core operating performance compared to other measures, which can differ significantly depending on long-term strategic decisions regarding capital structure, the tax jurisdictions in which companies operate and capital investments. We use adjusted net income, adjusted net income per diluted share and adjusted EBITDA to supplement GAAP measures of performance in the evaluation of the effectiveness of our business strategies; to make budgeting decisions; and to compare our performance against that of other peer companies using similar measures. We also use adjusted EBITDA in connection with establishing discretionary annual incentive compensation.
We present free cash flow, which is not a recognized financial measure under GAAP, because we use it to report to our Board of Directors and we believe it assists investors and analysts in evaluating our liquidity. Free cash flow should not be considered as an alternative to cash flows from operations as a liquidity measure. We present net debt and net debt to LTM adjusted EBITDA, which are not recognized as financial measures under GAAP, because we use them to report to our Board of Directors and we believe they assist investors and analysts in evaluating our borrowing capacity. Net debt to LTM adjusted EBITDA is a key financial measure that is used by management to assess the borrowing capacity of the Company.
You are encouraged to evaluate these adjustments and the reasons we consider them appropriate for supplemental analysis. In evaluating adjusted net income, adjusted net income per diluted share, adjusted EBITDA and net debt to LTM adjusted EBITDA, you should be aware that in the future we may incur expenses that are the same as or like some of the adjustments in our presentation of these metrics. Our presentation of adjusted net income, adjusted net income per diluted share, adjusted EBITDA, free cash flow, net debt and net debt to LTM adjusted EBITDA should not be considered as alternatives to any other measure derived in accordance with GAAP and they should not be construed as an inference that the Company’s future results will be unaffected by unusual or non-recurring items. There can be no assurance that we will not modify the presentation of adjusted net income, adjusted net income per diluted share, adjusted EBITDA or net debt to LTM adjusted EBITDA in the future, and any such modification may be material. In addition, adjusted net income, adjusted net income per diluted share, adjusted EBITDA, free cash flow, net debt and net debt to LTM adjusted EBITDA may not be comparable to similarly titled
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measures used by other companies in our industry or across different industries. Additionally, adjusted net income, adjusted net income per diluted share, adjusted EBITDA, free cash flow, net debt and net debt to LTM adjusted EBITDA have limitations as analytical tools, and you should not consider them in isolation or as a substitute for analysis of our results as reported under GAAP.

Reconciliation of GAAP to Non-GAAP Financial Information
BJ'S WHOLESALE CLUB HOLDINGS, INC.
Reconciliation of net income to adjusted net income and adjusted net income per diluted share
(Amounts in thousands, except per share amounts)
(Unaudited)

	13 Weeks Ended January 29, 2022	13 Weeks Ended January 30, 2021	52 Weeks Ended January 29, 2022	52 Weeks Ended January 30, 2021
Net income as reported	$107,568	$95,882	$426,652	$421,030
Adjustments:
Stock-based compensation related to acceleration of stock awards (a)	—	—	17,494	—
Acquisition and integration costs (b)	3,504	—	3,504	—
Incremental home office expense (c)	552	—	552	—
(Gain) loss on cash flow hedge (d)	(806)	1,829	6,340	6,926
Charges related to debt payments (e)	—	—	657	4,077
Severance charges (f)	—	—	2,300	—
Tax impact of adjustments to net income (g)	(914)	(512)	(8,641)	(3,081)
Adjusted net income	$109,905	$97,199	$448,859	$428,952

Weighted-average diluted shares outstanding	137,314	138,496	138,045	138,876
Adjusted net income per diluted share (h)	$0.80	$0.70	$3.25	$3.09

(a)Represents accelerated vesting of equity awards, which were related to the passing of a former executive.
(b)Represents costs related to the anticipated acquisition of assets of Burris Logistics, including due diligence, legal, and other consulting expenses.
(c)Represents incremental rent expense as the Company transitions from the current home office to a new home office building in fiscal 2022.
(d)Represents the reclassification into earnings of accumulated other comprehensive income associated with the de-designation of hedge accounting on one of our swap agreements due to the payment of debt.
(e)Represents the expensing of fees and deferred fees and original issue discount associated with the partial prepayment of debt.
(f)Represents severance charges associated with labor reductions that resulted from the realignment of our field operations.
(g)Represents the tax effect of the above adjustments at a statutory tax rate of approximately 28%.
(h)Adjusted net income per diluted share is measured using weighted average diluted shares outstanding.

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BJ'S WHOLESALE CLUB HOLDINGS, INC.
Reconciliation to Adjusted EBITDA
(Amounts in thousands)
(Unaudited)

	13 Weeks Ended January 29, 2022	13 Weeks Ended January 30, 2021	52 Weeks Ended January 29, 2022	52 Weeks Ended January 30, 2021
Income from continuing operations	$107,575	$95,889	$426,760	$421,182
Interest expense, net	11,877	15,918	59,444	84,385
Provision for income taxes	37,677	32,885	131,119	136,825
Depreciation and amortization	44,883	43,123	180,547	167,454
Stock-based compensation expense	11,409	8,905	53,837	32,150
Pre-opening expenses (a)	9,637	4,629	14,902	9,809
Acquisition and integration costs (b)	3,504	—	3,504	—
Non-cash rent (c)	1,577	2,653	6,146	4,942
Severance (d)	—	—	2,300	—
Other adjustments (e)	462	516	991	745
Adjusted EBITDA	$228,601	$204,518	$879,550	$857,492

(a)Represents direct incremental costs of opening or relocating a facility that are charged to operations as incurred.
(b)Represents costs related to the anticipated acquisition of assets of Burris Logistics, including due diligence, legal, and other consulting expenses.
(c)Consists of an adjustment to remove the non-cash portion of rent expense, inclusive of incremental rent expense as the Company transitions from the current home office to a new home office building in fiscal 2022.
(d)Represents severance charges associated with labor reductions that resulted from the realignment of our field operations.
(e)Other non-cash items, including non-cash accretion on asset retirement obligations and obligations associated with our post-retirement medical plan.
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BJ'S WHOLESALE CLUB HOLDINGS, INC.
Reconciliation to Free Cash Flow
(Amounts in thousands)
(Unaudited)

	13 Weeks Ended January 29, 2022	13 Weeks Ended January 30, 2021	52 Weeks Ended January 29, 2022	52 Weeks Ended January 30, 2021
Net cash provided by operating activities	$98,480	$66,574	$831,655	$868,546
Less: Additions to property and equipment, net of disposals	101,093	65,533	323,591	218,333
Plus: Proceeds from sale leaseback transactions	—	—	19,080	25,893
Free cash flow	$(2,613)	$1,041	$527,144	$676,106
BJ'S WHOLESALE CLUB HOLDINGS, INC.
Reconciliation of Net Debt and Net Debt to LTM adjusted EBITDA
(Amounts in thousands)
(Unaudited)

January 29, 2022
Total debt	$748,568
Less: Cash and cash equivalents	45,436
Net Debt	$703,132

Adjusted EBITDA(a)	$879,550

Net debt to LTM adjusted EBITDA	0.8x
(a)See “Reconciliation to Adjusted EBITDA (unaudited)” table above.

Investor Contact:
Catherine Park
Vice President, Investor Relations
cpark@bjs.com
774-512-6744
Media Contact:
Peter Frangie
Vice President, Corporate Communications
pfrangie@bjs.com
774-512-6978

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